LOUISVILLE GAS AND ELECTRIC COMPANY TO THE BANK OF NEW YORK MELLON, Trustee Supplemental Indenture No. 8 dated as of March 1, 2023 Supplemental to the Indenture dated as of October 1, 2010 Establishing First Mortgage Bonds, 5.450% Series due 2033 Exhibit 4(a)

SUPPLEMENTAL INDENTURE NO. 8 SUPPLEMENTAL INDENTURE No. 8, dated as of the 1st day of March, 2023, made and entered into by and between LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Kentucky, having its principal corporate offices at 220 West Main Street, Louisville, Kentucky 40202 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its principal place of business and corporate trust office at 240 Greenwich Street, 7E, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”), between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No. 8 being supplemental thereto. The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 8 are hereinafter sometimes, collectively, called the “Indenture.” Recitals of the Company The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities. The Company has heretofore executed and delivered supplemental indentures for the purpose of creating series of Securities as set forth in Exhibit A hereto. The Original Indenture and Supplemental Indentures Nos. 1 through 5, and financing statements in respect thereof, have been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 6. Supplemental Indenture No. 6 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 7. Supplemental Indenture No. 7 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Exhibit B hereto. Pursuant to Article Three of the Original Indenture, the Company wishes to establish a series of Securities, such series of Securities hereinafter sometimes called “Securities of Series No. 10”. Pursuant to clauses (e) and (f) of Section 1401 and clause (g) of Section 301 of the Original Indenture, the Company wishes to modify the period during which notices of redemption may be sent with respect to the Securities of Series No. 10. As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 10. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 8 to establish the designation and certain terms of the Securities of such series and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 8 a valid agreement of the Company, and to make the Securities of Series No. 10 valid obligations of the Company, have been performed. NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 8 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and

2 confirms to the Trustee, and grants to the Trustee a security interest in and lien on, the Company’s right, title and interest in (a) the real property specifically referred to in Exhibit C attached hereto and incorporated herein by reference and all right, title and interest of the Company in and to all property personal and mixed located thereon (other than Excepted Property) and (b) the generating facilities described in Exhibit D hereto, as and to the extent, and subject to the terms and conditions, set forth in the Original Indenture; and it is further mutually covenanted and agreed as follows: ARTICLE ONE SECURITIES OF SERIES NO. 10 SECTION 101. Creation of Series No. 10. There is hereby created a series of Securities designated “First Mortgage Bonds, 5.450% Series due 2033”, and the Securities of such series shall: (a) be issued initially in the aggregate principal amount of $400,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases); (b) be dated March 20, 2023; (c) have a Stated Maturity of April 15, 2033, subject to prior redemption or purchase by the Company; (d) have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and (e) be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture. SECTION 102. Amendment. With respect to the Securities of Series No. 10, notwithstanding the first sentence of Section 504 of the Original Indenture, notice of redemption of the Securities of Series No. 10 shall be given in the manner provided in Section 109 of the Original Indenture to the Holders of such Securities to be redeemed not less than 10 nor more than 60 days prior to the Redemption Date.

3 ARTICLE TWO COVENANT SECTION 201. Satisfaction and Discharge. The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No. 10, or any portion of the principal amount thereof, as contemplated by Section 901 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 901 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either: (a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, or portions of the principal amount thereof, shall retain the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 901), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 901; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or (b) an Opinion of Counsel to the effect that the beneficial owners of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected. ARTICLE THREE MISCELLANEOUS PROVISIONS SECTION 301. Single Instrument. This Supplemental Indenture No. 8 is an amendment and supplement to the Original Indenture as heretofore amended and supplemented. As amended and supplemented by this Supplemental Indenture No. 8, the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 8 shall together constitute the Indenture. SECTION 302. Effect of Headings. The Article and Section headings in this Supplemental Indenture No. 8 are for convenience only and shall not affect the construction hereof.

4 SECTION 303. Electronic Means. With respect to the Securities of Series No. 10: The Trustee shall have the right to accept and act upon instructions (“Instructions”), including fund transfer instructions given pursuant to this Supplemental Indenture No. 8 and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers and other Company personnel with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing or promptly upon reasonable request of the Trustee. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its reasonable discretion elects to act upon such Instructions, the Trustee’s reasonable understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee shall be entitled to reasonably presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall establish reasonable procedures to ensure that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers shall safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys provided to the Company. The Trustee shall use reasonable efforts to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys provided to the Trustee in accordance with its regular procedures. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of the Electronic Means it selects to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. For purposes of this Section 303, “Electronic Means" shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder. SECTION 304. Tax Matters. The Company agrees, subject to applicable law, (i) to provide the Trustee, upon written request, with such reasonable tax information as it has obtained in the ordinary course and has readily available in its possession to enable the Trustee to determine whether any payments pursuant to this Supplemental Indenture No. 8 are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“FATCA”) and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Supplemental Indenture No. 8 to the extent necessary to comply with FATCA. The agreement in this Section 304 shall be solely for the benefit of the Trustee in order to assist it in complying with such withholding requirements and shall not be enforceable by any individual holder.

5 SECTION 305. Recitals. The recitals contained in this Supplemental Indenture No. 8 shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 8. SECTION 306. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature Page to Supplemental Indenture No. 8 — Louisville Gas and Electric Utilities Company] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 8 to be duly executed as of the day and year first written above. LOUISVILLE GAS AND ELECTRIC COMPANY By: /s/ Tadd J. Henninger Name: Tadd J. Henninger Title: Authorized Signatory

[Signature Page to Supplemental Indenture No. 8 — Louisville Gas and Electric Utilities Company] THE BANK OF NEW YORK MELLON, as Trustee By: /s/ Stacey B. Poindexter Name: Stacey B. Poindexter Title: Vice President

[Signature Page to Supplemental Indenture No. 8 — Louisville Gas and Electric Utilities Company] COMMONWEALTH OF PENNSYLVANIA ) ) ss.: COUNTY OF LEHIGH ) On this 9th day of March, 2023, before me, a notary public, the undersigned, personally appeared Tadd J. Henninger, who acknowledged himself to be an Authorized Signatory of LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation of the Commonwealth of Kentucky and that he, as such Authorized Signatory, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Authorized Signatory. In witness whereof, I hereunto set my hand and official seal. By: /s/ Michelle L. Bartolomei Notary Public Printed Name: Michelle Bartolomei Commission No. 1333990

[Signature Page to Supplemental Indenture No. 8 — Louisville Gas and Electric Utilities Company] STATE OF ) ) ss.: COUNTY OF ) On this 10th day of March, 2023, before me, a notary public, the undersigned, personally appeared Stacey B. Poindexter, who acknowledged himself/herself to be a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation and that he/she, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as Vice President. In witness whereof, I hereunto set my hand and official seal. By: /s/ Rafal Bar Notary Public Printed Name: Rafal Bar Commission No. 01BA6293822 The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are: The Bank of New York Mellon 240 Greenwich Street, 7E New York, New York 10286 Attn: Corporate Trust Administration THE BANK OF NEW YORK MELLON, as Trustee By:_/s/ Stacey B. Poindexter Name: Stacey B. Poindexter Title: Vice President

[Signature Page to Supplemental Indenture No. 8 — Louisville Gas and Electric Utilities Company] CERTIFICATE OF PREPARER The foregoing instrument was prepared by: Joseph Mandlehr, Counsel PPL Services Corporation 220 West Main Street Louisville, KY 40202 /s/ Joseph Mandlehr Joseph Mandlehr

EXHIBIT A

# LOUISVILLE GAS AND ELECTRIC COMPANY

---

Bonds Issued and Outstanding
under the Indenture

| Supplemental Indenture No. | Dated as of | Series No. | Series Designation | Date of Securities | Principal Amount Issued | Principal Amount Outstanding[1] |
|---|---|---|---|---|---|---|
| 1 | October 15, 2010 | 1 | Collateral Series 2010 | October 20, 2010 | $574,304,000 | $354,200,000 |
| 2 | November 1, 2010 | 2 | 1.625% Series due 2015 | November 16, 2010 | $250,000,000 | $0 |
| | | 3 | 5.125% Series due 2040 | November 16, 2010 | $285,000,000 | $285,000,000 |
| 3 | November 1, 2013 | 4 | 4.65% Series due 2043 | November 14, 2013 | $250,000,000 | $250,000,000 |
| 4 | September 1, 2015 | 5 | 3.300% Series due 2025 | September 28, 2015 | $300,000,000 | $300,000,000 |
| | | 6 | 4.375% Series due 2045 | September 28, 2015 | $250,000,000 | $250,000,000 |
| 5 | September 1, 2016 | 7 | Collateral Series 2016 TCA | September 15, 2016 | $125,000,000 | $125,000,000 |
| 6 | May 15, 2017 | 8 | Collateral Series 2017 TCA | June 1, 2017 | $60,000,000 | $60,000,000 |
| 7 | March 1, 2019 | 9 | 4.25% Series due 2049 | April 1, 2019 | $400,000,000 | $400,000,000 |

[1] As of March 1, 2023.

A-1

B-1 EXHIBIT B LOUISVILLE GAS AND ELECTRIC COMPANY Filing and Recording of Supplemental Indenture No. 7, dated as of March 1, 2019, to Indenture, dated as of October 1, 2010 COUNTY BOOK PAGE NO. Breckinridge MB 463 639 Bullitt MB 1823 138 Clark MB 895 7 Green MB 323 339 Hardin MB 2262 468 Hart MB 408 601 Henry MB 363 213 Jefferson MB 15892 173 Larue MB 379 397 Meade MB 889 101 Metcalfe BK 182 460 Muhlenberg MB 707 877 Nelson MB 1201 550 Oldham MB 2341 507 Shelby MB 118 134 Trimble MB 225 326

C-1 EXHIBIT C LOUISVILLE GAS AND ELECTRIC COMPANY Real Property Schedule of real property owned in fee located in the Commonwealth of Kentucky Jefferson County, Kentucky: BEING TRACT 1 as shown on the Minor Subdivision Plat attached hereto as Exhibit A and approved by the Louisville Metro Planning Commission on February 27, 2019, under Docket #18MINORPLAT1209. BEING the same Property conveyed to Louisville Gas and Electric Company by Deed dated March 15, 2019, and of record in Deed Book 11369, Page 305, in the Office of the Clerk of Jefferson County, Kentucky. Jefferson County, Kentucky: Being the land lying west of the land owned by John Hagan et. ux. (D.B. 8738, Page 911) and being more particularly described as follows: BEGINNING at a Mag Nail with 2” Aluminum Washer set in the concrete base of an existing LG&E Electric Transmission Pole foundation, said Mag Nail being: • The southwest corner of the land being described • The northwest corner of Gregory A. Wilson et. ux. (D.B. 6656, Page 473) • A northern corner of an unknown land owner • lying on the eastern right-of-way of the Paducah and Louisville Railway and being 28 feet from the centerline of the tracks • having Kentucky State Plane – North Zone (NAD83) coordinates of N=243273.35 E=1186386.52 • being approximately 100 feet north from the intersection of centerline of Romania Drive and Blanton Lane • lying within the City of Louisville, Jefferson County, KY • and being the Point of Beginning for this description Thence leaving said corner and with the eastern right-of-way of the Paducah and Louisville Railway with a line being 28 feet east of and parallel to the centerline of the railroad tracks, N26°04'48"E - 206.18 feet to an iron pin set (5/8" x 18" rebar with aluminum cap bearing PLS-

3916, as will be typical for all set corner monuments), said pin being the southwest corner of Prodigy Investments OP, LLC (D.B. 11153, Page 113) and being the Northwest corner of the land being described, *(said pin also being S86°16'18"W – 5.29 feet from a 1" pipe found);*

Thence leaving the right-of-way of the Paducah and Louisville Railway and with the southern boundary line of Prodigy Investments OP, LLC (D.B. 11153, Page 113), N89°18'31"E - 317.05 to a 1" Iron Pipe Found, said pipe being on the southern boundary line of Prodigy Investments OP, LLC (D.B. 11153, Page 113) and being the Northwest corner of John Hagan et. ux. (D.B. 8738, Page 911);

Thence leaving the southern boundary line Prodigy Investments OP, LLC (D.B. 11153, Page 113) and with the western boundary line of John Hagan et. ux. (D.B. 8738, Page 911), S06°37'17"W – 218.09 feet to the southwestern corner of John Hagan et. ux. (D.B. 8738, Page 911) and continuing an additional 15.58 feet for a total distance of 233.67 feet, crossing into a 30' private roadway dedicated on Plat Recorded in Plat Book 1, Page 38, to a point lying near the center of the private gravel roadway known as Romania Drive and being on the northern boundary line Gregory A. Wilson et. ux. (D.B. 6656, Page 473);

Thence generally following the center of Romania Drive and with the northern boundary line of Gregory A. Wilson et. ux. (D.B. 6656, Page 473), N83°32'29"W - 383.16 feet to the Point of Beginning and containing 1.698 acres by survey.

This description prepared from a physical survey conducted by David L. King II, AGE Engineering Services, Inc., Ky. R.L.S. #3916, dated the 6th day of May, 2019.

BEING the same Property conveyed to Louisville Gas and Electric Company by Deed dated May 28, 2019, and of record in Deed Book 11415, Page 903, in the Office of the Clerk of Jefferson County, Kentucky.

Jefferson County, Kentucky:

Being a certain tract of parcel of real estate known as Lot 36, erroneously referred to previously as Lot 336, in Bunger Subdivision to Kosmosdale, Jefferson County, Kentucky, as shown by plat of said Subdivision recorded in the Jefferson County, Kentucky Court Clerk's Office in Plat and Subdivision Book 8, Page 1.

The above legal description is hereby replaced with the following legal description created from a physical survey conducted by Douglas G. Gooch, AGE Engineering Services, Inc., Ky. P.L.S. #3118, dated the 12th day of September, 2022:

BEGINNING at an iron pin set (5/8" x 18" rebar with aluminum cap bearing PLS-3118, as will be typical for all set corner monuments), said pin:

- Being 19.5 feet southwest from the centerline of Shipley Lane

C-2

C-3 • Being on the southern edge of right-of-way of Shipley Lane (Plat Book 8, Page 1) • Having KY North Zone (NAD83) coordinates of N=205340.48, E=1165167.20 • Lying on the eastern boundary line of Louisville Gas and Electric Company (D.B. 4101, PG. 341, Lot 7, Plat Book 1, Page 178) • Being the northwest corner of the land being surveyed • Lying near the Community of Kosmosdale, Jefferson County, Kentucky and being the POINT OF BEGINNING for this description; Thence leaving the boundary line of Louisville Gas and Electric Company (D.B. 4101, PG. 341, Lot 7, Plat Book 1, Page 178) and with the southern edge of right-of-way of Shipley Lane, S54°34’10”E – 120.55 FEET to a 1” pipe found, said pipe being 19.5 feet southwest from centerline of Shipley Lane and being the northwest corner of Claire Ann Bratcher (D.B. 3954, Page 427, being Lot 35 of the Bunger Subdivision Plat Book 8, Page 1) and being the northeast corner of the land being surveyed; Thence leaving the right-of-way of Shipley Lane and with the western boundary line of Bratcher, S33°54’50”W – 593.67 FEET to an iron pin set, said pin being on the northern boundary line Louisville Gas & Electric Company (D.B. 4289, Page 262) and being the southwest corner of Bratcher and being N33°54’50”E – 0.62 feet from a 1” pipe found; Thence leaving the line of Bratcher and with the line of Louisville Gas & Electric Company (D.B. 4289, Page 262), N55°08’03”W passing an iron witness pin set at 128.88 FEET, and continuing an additional 0.40 feet, for a total distance of 129.28 FEET to a concrete monument found, said concrete monument being the northwest corner of Louisville Gas & Electric Company (D.B. 4289, Page 262) and being on the eastern boundary line of Louisville Gas and Electric Company (D.B. 4101, PG. 341, Lot 7, Plat Book 1, Page 178) and being the southwest corner of the land being surveyed; Thence leaving the line of Louisville Gas & Electric Company (D.B. 4289, Page 262) and with the line of Louisville Gas and Electric Company (D.B. 4101, PG. 341, Lot 7, Plat Book 1, Page 178), N34°45’25”E – passing an iron witness pin set at 0.51 feet and continuing an additional 594.27 feet for a total distance of 594.78 FEET to the Point of Beginning and containing 1.704 acres by survey. BEING the same Property conveyed to Louisville Gas and Electric Company by Deed dated October 4, 2022, and of record in Deed Book 12469, Page 405, in the Office of the Clerk of Jefferson County, Kentucky. Meade County, Kentucky: 7.98 acres in fee simple absolute and an easement 25 feet in width located in Meade County, Kentucky, both of which are more fully described below.

C-4 AND BEING the same property conveyed to Grantor, Big Rivers Electric Corporation, from John J. Hager and Rhonda Hager, husband and wife, George Gregory Hager, an unmarried person, and Hager Brothers, LLC, a Kentucky limited liability company, by Deed dated November 25, 2020, and recorded in Deed Book 698, Page 355, Office of the Meade County Clerk. Unless stated otherwise any monument referred to herein as iron pin (set) is a 5/8 inch diameter rebar iron pin, 24 inches in length, with a l l/2 inch diameter aluminum cap stamped “AEI LPLS 3723” All bearings stated herein are referred to North based on the Kentucky State Plane Coordinate System, NAD 83, South Zone. BEGINNING at an iron pin (set), approximately 18 inches below grade and being a new division comer within the John Jeffery Hager 14 and George Gregory Hager 14 property, Deed Book 630, Page 290, Deed 5 and having Kentucky State Plane Coordinates, NAD 83, South Zone of, North: 2,202,134.385’ and East: 1,542,730.978’; Thence forming new division lines through the John Jeffery Hager ½ and George Gregory Hager 1/2 property, Deed Book 630, Page 290, Deed 5 and the Hager Brother, LLC property, Deed Book 627, Page 234 as follows: North 37°39’22” East - 989.10 feet, to an iron pin (set), approximately 18 inches below grade, a new division comer within the Hager Brother, LLC property, Deed Book 627, Page 234; Thence South 53°04’34” East - 536.95 feet, to an iron pin (set), approximately 18 inches below grade and being a new division corner within the John Jeffrey Hager 14 and George Gregory Hager 14 property, Deed Book 630, Page 290, Deed 5; Thence continuing with new division lines through the John Jeffery Hager ½ and George Gregory Hager ½ property, Deed Book 630, Page 290, Deed 5 the following four (4) courses and distances: South 35°24’01” West- 469.09 feet, to an iron pin (set), approximately 18 inches below grade; Thence North 54°33’16” West- 340.46 feet, to an iron pin (set), approximately 18 inches below grade; Thence South 47°49’35” West- 544.08 feet, to an iron pin (set), approximately 18 inches below grade; Thence North 42°08’26” West-passing an iron pin (set), on line and being in the centerline of the 25 foot easement for ingress and egress for this Tract, at 87.16’ a total distance of 121.00 feet, to the point of BEGINNING. Above description is subject to any, and all electric, telephone, gas, water and sewer, lines and easements, and to all other lines, easements, and Right-of-Ways that may exist, both recorded and unrecorded. Containing 7.98 Acres as surveyed by James D. Cansler, LPLS #3723, with Associated Engineers, Inc. on August 12, 2020. 25-foot ingress and egress easement A certain 25-foot ingress and egress easement for benefit of Tract 1- 7.98 Acres as described above and being through a portion of the John Jeffrey Hager ½ and George Gregory Hager ½ property, Deed Book 630, Page 290 as recorded in the Meade County Clerk’s Office Centerline of said easement more particularly described as follows:

C-5 Unless stated otherwise any monument referred to herein as iron pin (set) is a 5/8 inch diameter rebar iron pin, 24 inches in length, with a l l/2 inch diameter aluminum cap stamped “AEI LPLS 3723” and any monument referred to herein as PK nail (set) is a magnetic PK Nail, with a 2 inch diameter aluminum washer stamped “AEI LPLS 3723”. All bearings stated herein are referred to North based on the Kentucky State Plane Coordinate System, NAD 83, South Zone. BEGINNING at a PK nail (set), in the centerline of a private paved drive and in the Northeastern Right-of-Way line of Kentucky Highway 313, also being a new centerline easement point within the John Jeffery Hager ½ and George Gregory Hager ½ property, Deed Book 630, Page 290, said point of beginning being referenced South 26°06’15” East- 126.50 feet, from an existing KYTC Right-of-Way monument and said point of beginning having Kentucky State Plane Coordinates, NAD 83, South Zone of, North: 2,201,136.245’ and East: 1,541,096.458’; Thence with the centerline of a new 25 foot ingress and egress easement, and being with the centerline of an existing private drive the following twenty two (22) courses and distances: South 44°06,16” East - 278.93 feet, to a PK nail (set); Thence South 46°41'36" East - 812.64 feet, to a PK nail (set); Thence with a curve to the left having a delta angle of 82°41’25”, a radius of 100.00', an arc length of 144.32', with a chord bearing and distance of South 88°02'19" East - 132.12 feet, to a point; Thence North 50°36'59" East - 232.36 feet, to point; Thence with a curve with a curve to the left having a delta angle of 23°37'06", a radius of 50.00', an arc length of 20.61', with a chord bearing and distance of North 38°48'26'' East - 20.47 feet, to a PK nail (set); Thence North 26°59'53" East - 60.24 feet, to a PK nail (set); Thence with a curve to the right having a delta angle of 36°27'11", a radius of 50.00', an arc length of 31.81', with a chord bearing and distance of North 45°13'28" East - 31.28 feet, to a point; Thence North 63°27'03" East - 74.11 feet, to a point; Thence with a curve to the left having a delta angle of 110°30'11", a radius of 50.00', an arc length of 96.43', with a chord bearing and distance of North 08°11'58" East - 82.17 feet, to a point; Thence North 47°03'07" West - 59.01 feet, to a point; Thence with a curve to the left having a delta angle of 17°30'48", a radius of 50.00', an arc length of 15.28', with a chord bearing and distance of North 55°48'32" West - 15.22 feet, to a point; Thence North 64°33'56" West - 58.35 feet, to a point; Thence with a curve to the right with a delta angle of 25°21'12", with a radius of 100.00', with an arc length of 44.25', with a chord bearing and distance of North 51°53'20" West - 43.89 feet, to a point; Thence North 39°12'43" West - 198.83 feet, to a point; Thence with a curve to the right having a delta angle of 45°19’52", a radius of 50.00', an arc length of 39.56', with a chord bearing and distance of North 16°32'47" West - 38.54 feet, to a point; Thence North 06°07'09" East - 95.27 feet, to a point; Thence with a curve to the left having a delta angle of 52°40'59", a radius of 50.00', an arc length of 45.97', with a chord bearing and distance of North 20°13'21" West - 44.37 feet, to a point; Thence North 46°33'51" West - 123.58 feet, to a point; Thence with a curve to the right having a delta angle of 89°23'33", a radius of 25.00', an arc length of 39.00', with a chord bearing and distance of North 01°52'04" West - 35.17 feet, to an iron pin (set); Thence North 42°49'43" East - 313.35 feet, to an iron pin (set); Thence North 44°39'57" East - 370.67 feet, to a point; Thence North 43°26'32" East - 468.12 feet, to an iron pin (set), in the South line of Tract 1- 7.98 Acres and the terminus point of this easement. BEING the same Property conveyed to Louisville Gas and Electric Company by Deed dated March 14, 2022, and of record in Deed Book 720, Page 256, in the Office of the Clerk of Meade County, Kentucky.

C-6 Trimble County, Kentucky: This being PARCEL 1 of that property acquired by Dallas L. McCutchen by deed of record in Deed Book 106, page 762, in the Trimble County Court Clerk's Office and being more particularly described as follows: BEGINNING at an iron pin set (5/8" x 18" rebar with aluminum cap bearing PLS-3916, as will be typical for all set corner monuments), said pin being: • the Northeast Corner of the land being surveyed • at the intersection of the western right-of-way of Ogden Ridge Road (RW Book 2, Page 202) and the southern right-of-way of Wentworth Road • 30 feet west of the centerline of Ogden Ridge Road • 25 feet south of the centerline of Wentworth Road • having Kentucky State Plane North Zone (NAD83) Coordinates of N=406620.77 E=1315854.63 • lying within Trimble County, Kentucky • Being the POINT OF BEGINNING for this description Thence leaving the right-of-way of Wentworth Road and with the western right-of-way of Ogden Ridge Road the following six courses: S08°26'54"W - 57.35 feet to a point, S08°06'07"W - 66.96 feet to a point, S03°33'56"W - 49.08 feet to a point, S01°14'15"E - 69.61 feet to a point, S04°11'01"E - 50.71 feet to a point and S05°02'08"E - 6.63 feet to an iron pin set, said pin being a corner of Donald & Brenda Stansbury (D.B. 91, Pg. 101) and lying on the western right-of-way of Ogden Ridge Road and being 30 feet west of the road centerline; Thence leaving the right-of-way of Ogden Ridge Road and with boundary line of said Stansbury, S70°49'49"W – passing an iron witness pin set at 302.08 feet and continuing an additional 0.69 feet for a total distance of 302.77 feet to a wood corner post found; Thence continuing with the line of said Stansbury, N11°34'53"W – passing an iron witness pin set at 1.00 feet and continuing an additional 314.96 feet for a total distance of 315.96 feet to an iron pin set on the southern right-of-way of Wentworth Road, said pin being 25 feet south of the centerline and being a corner of said Stansbury; Thence leaving the line of said Stansbury and with the southern right-of-way of Wentworth Road the following four courses: N74°51'43"E - 58.10 feet to a point, N75°05'49"E - 97.46 feet to a point, N75°59'59"E - 99.43 feet to a point, and

C-7 N78°18'14"E - 120.30 feet to the POINT OF BEGINNING for this description and containing 2.294 acres by survey; This description prepared from a physical survey conducted by David L. King II, AGE Engineering Services, Inc., Ky. P.L.S. #3916, dated November 8, 2019. BEING the same Property conveyed to Louisville Gas and Electric Company by Deed dated November 26, 2019, and of record in Deed Book 153, Page 404, in the Office of the Clerk of Trimble County, Kentucky. Trimble County, Kentucky: Property Address: 251 Howard Leach Road, Bedford, Kentucky 40006 Map No. 010-00-00-042.00 A certain tract or parcel (comprised of two adjoining tracts) of land located on the Mt. Pleasant Road, about six miles west of Bedford, Kentucky, more particularly described as follows: BEGINNING at a point in the center of the Mt. Pleasant Road, corner to the land of Oscar Ogden; thence with the fence line of said Ogden and with the line of Ernest Dean, South 22 degrees East, 47.60 chains to a post, corner to said Dean and Fisher; thence with the line fence of said Fisher, South 60 ¾ degrees West, 32.75 chains to a post, corner to Martin and Ed Mahoney; thence with the fence line of said Mahoney and A. Vandergriff, North 22 degrees West, 48 chains to a point in the middle of the aforesaid road; corner to said Vandergriff; thence with the center of said road, North 63 degrees East, 13.34 chains to a point in the center of same, corner to Don Tandy; thence with the line of said Tandy, South 28 ¾ degrees East, 2.37 chains to a stone, corner to same, thence with same, North 55 ½ degrees East, 5.51 chains to a stone, corner to same; thence with same North 23 ½ degrees West, 1.66 chains to a point in the center of the aforesaid road, thence with the center of said road North 57 ¾ degrees East, 7.46 chains; and North 62 ¾ degrees East, 6.11 chains to the point of beginning. CONTAINING 153.50 acres, more or less, according to survey made February 6, 1953 by J. Wirt Turner, Jr., Surveyor, New Castle, Kentucky. THERE IS EXCEPTED FROM THE ABOVE DESCRIBED REAL ESTATE AND NOT CONVEYED HEREIN THE FOLLOWING DESCRIBED PROPERTY TO WIT: A certain tract of land located in Trimble County, Kentucky on the east side of Howard Leach Road approximately 0.13 miles south of the intersection of Howard Leach Road and Ogden Ridge Road and further described as follows: Unless noted otherwise, any monument referred to as a "set iron pin" is a ½ inch x 18 inch rebar with a plastic cap stamped "BATTS PLS 2119". The basis of bearings is from a magnetic bearing observed on June 8, 2002. BEGINNING at a set mag nail at the intersection of Howard Leach Road and Ogden Ridge Road; thence with the centerline of Howard Leach Road for the following 3 calls, South 10 degrees 26 minutes 28 seconds East, a distance of 130.52 feet to a set mag nail; thence South 13 degrees 59

C-8 minutes 33 seconds East, a distance of 474.05 feet to a set mag nail; thence South 15 degrees 09 minutes 22 seconds East, a distance of 90.06 feet to a set mag nail and the TRUE POINT OF BEGINNING; thence a new division line for the following 6 calls, North 82 degrees 10 minutes 57 seconds East, passing through a set iron pin at 8.00 feet, a total distance of 289.22 feet to a set iron pin; thence South 07 degrees 49 minutes 01 seconds East, a distance of 389.62 feet to a set iron pin witnessed by a post in an existing fence line; thence with the existing fence line South 75 degrees 36 minutes 54 seconds West, a distance of 140.16 feet to a set iron pin witnessed by a post; thence North 06 degrees 11 minutes 22 seconds West, a distance of 64.65 feet to a set iron pin; thence North 53 degrees 29 minutes 49 seconds West, a distance of 98.01 feet to a set iron pin; thence North 68 degrees 13 minutes 22 seconds West, passing through a set iron pin at 78.95 feet, a total distance of 93.95 feet to a set mag nail in the centerline of Howard Leach Road; thence with the centerline of Howard Leach Road for the following 3 calls, North 11 degrees 03 minutes 27 seconds East, a distance of 33.28 feet to a set mag nail; thence North 03 degrees 20 minutes 57 seconds West, a distance of 64.11 feet to a set mag nail; thence North 14 degrees 41 minutes 26 seconds West, a distance of 131.68 feet to the TRUE POINT OF BEGINNING. The above described parcel contains 2.17 acres and is subject to all right of ways, easements, and passways of record and in existence. This legal description is derived from a survey by R.B. Batts, PLS #2119, done on June 8, 2002. The above legal description is hereby replaced by the following legal description prepared from a physical survey conducted by John Henry Russell, AGE Engineering Services, Inc., Kentucky P.L.S. #4048, dated the 16th day of December, 2020, and also being Tract 1 on the Boundary Retracement Survey attached as Exhibit A-1 to the Deed of record in Deed Book 157, Page 682 in the Office of the Clerk of Trimble County, Kentucky: Tract 1 being more particularly described as follows: Beginning at a MAG nail set, said MAG nail set being a 2” x 1/4” MAG nail with washer bearing P.L.S. #4048, as will be typical for all MAG nails set, being in the centerline of Ogden Ridge Road (no right-of-way deed found), being the northeast property corner of Louisville Gas and Electric Company (D.B. 149, Pg. 132), having Kentucky State Plane Coordinate System – North Zone Coordinates of N=401276.42, E=1312180.26 and being the Point of Beginning for this description; Thence leaving the property of Louisville Gas and Electric Company (D.B. 149, Pg. 132) and continuing along the centerline of Ogden Ridge Road (no right-of-way deed found) the following four (4) calls: N 65°04'04" E – 130.01 feet to an unmarked point, N 63°20'03" E – 446.14 feet to an unmarked point, N 64°45'53" E – 200.03 feet to an unmarked point and N 65°51'49" E – 105.38 feet to a MAG nail set, said MAG nail being in the centerline of Ogden Ridge Road (no right-of- way deed found) and being a corner of Tract 1 being surveyed this day; Thence leaving the centerline of Ogden Ridge Road (no right-of-way deed found) and continuing along the property of Louisville Gas and Electric Company (D.B. 63, Pg. 615, Tract 4) the following four (4) calls: S 30°27'51" E – passing an iron pin found with no id cap at 27.89 feet and continuing for a total distance of 153.96 feet to a 3/8” iron pin found incased in concrete, N 57°49'17" E – 363.39 feet to an iron pin found with no id cap, N 21°14'02" W – passing an iron pin found with no id cap at 80.29 feet and continuing for a total distance of 110.31 feet to a MAG

C-9 nail set, said MAG nail being in the centerline of Ogden Ridge Road (no right-of-way deed found) and being a corner of Tract 1 being surveyed this day; Thence continuing along the centerline of Ogden Ridge Road (no right-of-way deed found) the following eight (8) calls: N 58°50'01" E – 86.02 feet to an unmarked point, N 59°21'22" E – 147.45 feet to an unmarked point, N 58°15'57" E – 124.03 feet to an unmarked point, N 58°20'13" E – 84.78 feet to a MAG nail set, said MAG nail being in the centerline of Ogden Ridge Road (no right-of-way deed found) and having Kentucky State Plane Coordinate System – North Zone Coordinates of N=402052.87, E=1313697.73, N 60°25'13" E – 152.75 feet to an unmarked point, N 62°48'27" E – 80.83 feet to an unmarked point, N 63°20'39" E – 92.59 feet to an unmarked point and N 63°49'24" E – 126.21 feet to a MAG nail set, said MAG nail being in the centerline of Ogden Ridge Road (no right-of-way deed found) and being a corner of Tract 1 being surveyed this day; Thence leaving the centerline of Ogden Ridge Road (no right-of-way deed found) and continuing along the property of Louisville Gas and Electric Company (D.B. 63, Pg. 615, Tract 2) S 20°45'45" E – passing an iron pin found with no id cap at 25.93 feet and continuing a total distance of 1880.33 feet to a 3/8” iron pin found incased in concrete stamped “LG&E”, said iron pin found being the southwest corner of Louisville Gas and Electric Company (D.B. 63, Pg. 615, Tract 2), the northwest corner of William Robert Dean (D.B. 153, Pg. 756) and being a corner of Tract 1 being surveyed this day; Thence leaving the property of Louisville Gas and Electric Company (D.B. 63, Pg. 615, Tract 2) and continuing with the property of William Robert Dean (D.B. 153, Pg. 756) S 20°26'23" E – 1252.91 feet to an iron pin set at a found corner post, said iron pin set being a 5/8” x 18” rebar with a 2” aluminum cap bearing P.L.S. # 4048, as will be typical for all iron pins set, being the southwest corner of William Robert Dean (D.B. 153, Pg. 756), being in the northern property line of JMJ Farms Inc. (D.B. 77, Pg. 757) and being a corner of Tract 1 being surveyed this day; Thence leaving the property of William Robert Dean (D.B. 153, Pg. 756) and continuing with the property of JMJ Farms Inc. (D.B. 77, Pg. 757) and Troy and Angela Barnes (D.B. 127, Pg. 298) respectively S 61°45'16" W – 2143.09 feet to a found iron pin P.L.S #3118, said found iron pin being in the northern property line of Troy and Angela Barnes (D.B. 127, Pg. 298), being the southeast corner of Louisville Gas and Electric Company (D.B. 132, Pg. 407), having Kentucky State Plane Coordinate System – North Zone Coordinates of N=398315.95, E=1313314.68 and being a corner of Tract 1 being surveyed this day; Thence leaving the property of Troy and Angela Barnes (D.B. 127, Pg. 298) and continuing with the property of Louisville Gas and Electric Company (D.B. 132, Pg. 407) N 20°43'49" W – 2614.82 feet to a found iron pin P.L.S #3118, said found iron pin being in the northeast corner of Louisville Gas and Electric Company (D.B. 132, Pg. 407), being the southeast corner of Louisville Gas and Electric Company (D.B. 149, Pg. 132) and being a corner of Tract 1 being surveyed this day; Thence leaving the property of Louisville Gas and Electric Company (D.B. 132, Pg. 407) and continuing with the property of Louisville Gas and Electric Company (D.B. 149, Pg. 132) N

C-10 22°04'38" W – passing an iron pin found P.L.S. # 3868 at 537.12 feet and continuing a total distance of 555.68 feet to the Point of Beginning and containing 152.439 acres by survey. There is excepted from the above described real estate and not conveyed herein the following described property to wit: Commencing at a MAG nail set, said MAG nail set being a 2” x 1/4” MAG nail with washer bearing P.L.S. #4048, as will be typical for all MAG nails set, being in the centerline of Ogden Ridge Road (no right-of-way deed found) and having Kentucky State Plane Coordinate System – North Zone Coordinates of N=402052.87, E=1313697.73, Thence leaving the centerline of Ogden Ridge Road (no right-of-way deed found) and along the centerline of Howard Leach Road (no right-of-way deed found) the following three (3) calls: S 16°59'27" E – 130.52 feet to a MAG nail set, S 20°32'32" E – 474.05 feet to a MAG nail set and S 21°42'21" E – 90.06 feet to a MAG nail set, said MAG nail being the Point of Beginning for this description; Thence leaving the centerline of Howard Leach Road and continuing along the common property line of Kelley W. Leach, Dwaina Richmond and Audrea Mahoney (D.B. 139, Pg. 274) the following eleven (11) calls: N 75°37'59" E – 8.00 feet an iron pin found P.L.S. #2119, N 75°37'58" E – 281.22 feet an iron pin found with no id cap, said iron pin found having Kentucky State Plane Coordinate System – North Zone Coordinates of N=401472.23, E=1314215.69, S 14°22'00" E – 389.62 feet an iron pin found P.L.S. #2119, S 69°03'55" W – 140.16 feet an iron pin found P.L.S. #2119, said iron pin found having Kentucky State Plane Coordinate System – North Zone Coordinates of N=401044.71, E=1314181.46, N 12°44'21" W – 64.65 feet an iron pin set, said iron pin set being a 5/8” x 18” rebar with a 2” aluminum cap bearing P.L.S. # 4048, as will be typical for all iron pins set, N 60°02'48" W – 98.01 feet an iron pin found P.L.S. #2119, N 74°46'21" W – 78.95 feet an iron pin set, N 74°46'20" W – 15.00 feet to a MAG nail set in center of Howard Leach Road, N 04°30'29" E – 33.28 feet to a MAG nail set in center of Howard Leach Road, N 09°53'56" W – 64.11 feet to a MAG nail set in center of Howard Leach Road, N 21°14'25" W – 131.69 feet to the Point of Beginning and containing 2.170 acres by survey. (152.439 acres – 2.170 acres = 150.269 acres in Tract 1). Tract 1 is subject to all valid and existing conditions, restrictions, covenants, easements, and reservations as may be found in the record chain of title. BEING the same Property conveyed to Louisville Gas and Electric Company by Deed dated March 16, 2021, and of record in Deed Book 157, Page 682 in the Office of the Clerk of Trimble County, Kentucky. Trimble County, Kentucky: A certain tract of land located in Trimble County, Kentucky on the east side of Howard Leach Road approximately 0.13 miles south of the intersection of Howard Leach Road and Ogden Ridge Road and further described as follows:

C-11 Unless noted otherwise, any monument referred to as a "set iron pin" is a inch x 18 inch rebar with a plastic cap stamped "BATTS PLS 2119". The basis of bearings is from a magnetic bearing observed on June 8, 2002. BEGINNING at a set mag nail at the intersection of Howard Leach Road and Ogden Ridge Road; thence with the centerline of Howard Leach Road for the following 3 calls, South 10 degrees 26 minutes 28 seconds East, a distance of 130.52 to a set mag nail; thence South 13 degrees 59 minutes 33 seconds East, a distance of 474.05 feet to a set mag nail; thence South 15 degrees 09 minutes 22 seconds East, a distance of 90.06 feet to a set mag nail and the TRUE POINT OF BEGINNING; thence a new division line for the following 6 calls, North 82 degrees 10 minutes 57 seconds East, passing through a set iron pin at 8.00 feet, a total distance of 289.22 feet to a set iron pin; thence South 07 degrees 49 minutes 01 second East, a distance of 389.62 feet to a set iron pin witnessed by a post in an existing fence line; thence with the existing fence line South 75 degrees 36 minutes 54 seconds West, a distance of 140.16 feet to a set iron pin witnessed by a post; thence North 06 degrees 11 minutes 22 seconds West, a distance of 64.65 feet to a set iron pin; thence North 53 degrees 29 minutes 49 seconds West, a distance of 98.01 feet to a set iron pin; thence North 68 degrees 13 minutes 22 seconds West, passing through a set iron pin at 78.95 feet, a total distance of 93.95 feet to a set mag nail in the centerline of Howard Leach Road; thence with the centerline of Howard Leach Road for the following 3 calls, North 11 degrees 03 minutes 27 seconds East, a distance of 33.28 feet to a set mag nail; thence North 03 degrees 20 minutes 57 seconds West, a distance of 64.11 feet to a set mag nail; thence North 14 degrees 41 minutes 26 seconds West a distance of 131.68 feet to the TRUE POINT OF BEGINNING. The above described parcel contains 2.17 acres and is subject to all right of ways, easements, and passways of record and in existence. This legal description is derived from a survey by R. B. Batts PLS #2119 done on June 8, 2002. The above legal description is hereby replaced by the following legal description prepared from a physical survey conducted by John Henry Russell, AGE Engineering Services, Inc., Kentucky P.L.S. #4048, dated the 16th day of December, 2020, and also being Tract 2 on the Boundary Retracement Survey attached as Exhibit A-1 to the Deed of record in Deed Book 157, Page 694, in the Office of the Clerk of Trimble County, Kentucky: Tract 2 being more particularly described as follows: Commencing at a MAG nail set, said MAG nail set being a 2” x 1/4” MAG nail with washer bearing P.L.S. #4048, as will be typical for all MAG nails set, being in the centerline of Ogden Ridge Road (no right-of-way deed found) and having Kentucky State Plane Coordinate System – North Zone Coordinates of N=402052.87, E=1313697.73, Thence leaving the centerline of Ogden Ridge Road (no right-of-way deed found) and along the centerline of Howard Leach Road (no right-of-way deed found) the following three (3) calls: S 16°59'27" E – 130.52 feet to a MAG nail set, S 20°32'32" E – 474.05 feet to a MAG nail set and S 21°42'21" E – 90.06 feet to a MAG nail set, said MAG nail being the Point of Beginning for this description; Thence leaving the centerline of Howard Leach Road and continuing along the common property line of Kelley W. Leach, Dwaina Richmond and Audrea Mahoney (D.B. 139, Pg. 274) the

C-12 following eleven (11) calls: N 75°37'59" E – 8.00 feet an iron pin found P.L.S. #2119, N 75°37'58" E – 281.22 feet an iron pin found with no id cap, said iron pin found having Kentucky State Plane Coordinate System – North Zone Coordinates of N=401472.23, E=1314215.69, S 14°22'00" E – 389.62 feet an iron pin found P.L.S. #2119, S 69°03'55" W – 140.16 feet an iron pin found P.L.S. #2119, said iron pin found having Kentucky State Plane Coordinate System – North Zone Coordinates of N=401044.71, E=1314181.46, N 12°44'21" W – 64.65 feet an iron pin set, said iron pin set being a 5/8” x 18” rebar with a 2” aluminum cap bearing P.L.S. # 4048, as will be typical for all iron pins set, N 60°02'48" W – 98.01 feet an iron pin found P.L.S. #2119, N 74°46'21" W – 78.95 feet an iron pin set, N 74°46'20" W – 15.00 feet to a MAG nail set in center of Howard Leach Road, N 04°30'29" E – 33.28 feet to a MAG nail set in center of Howard Leach Road, N 09°53'56" W – 64.11 feet to a MAG nail set in center of Howard Leach Road, N 21°14'25" W – 131.69 feet to the Point of Beginning and containing 2.170 acres by survey. Tract 2 is subject to all valid and existing conditions, restrictions, covenants, easements, and reservations as may be found in the record chain of title. BEING the same Property conveyed to Louisville Gas and Electric Company by Deed dated March 16, 2021, and of record in Deed Book 157, Page 694, in the Office of the Clerk of Trimble County, Kentucky. Trimble County, Kentucky: Being a certain lot or parcel of land lying on the Southern side of Ogden Ridge Road and located in Trimble County, Kentucky, more particularly described as follows: Beginning at an existing iron pin in the Southern right of way of Ogden Ridge Road and corner to Edward and Mary Mahoney (Deed Book 36, Page 70; Deed Book 36, Page 89), and at the Northeastern corner of Theodore and Wadenna Bachmann (Deed Book 59, Page 89), said pin witnessed by and existing iron pin bearing North 38 degrees 06 minutes 00 seconds East, 120.50 feet, in the Northern right of way of said road and corner to Louisville Gas and Electric Company (Deed Book 63, Page 615); and by the Azimuth marker for triangulation station wises. Bearing South 50 degrees 44 minutes 00 seconds East, 7.30 feet; thence South 23 degrees 40 minutes 00 seconds East, 478.31 feet, in line with Mahoney to an iron pin corner to Mahoney; thence South 62 degrees 02 seconds West, 181.86 feet, in line with Bachmann to an existing fence corner post; thence North 20 degrees 54 minutes 43 seconds West, 489.29 feet, with an existing fence line, to an existing corner post at the Southern right of way of said road; thence North 65 degrees 10 minutes 15 seconds East, 157.87 feet, with the said right of way, to the POINT OF BEGINNING. Containing 1.88 acres of land. Subject to any utility easements, passways or other easements that may be over or thru the premises. With this 1.88 acres goes the exclusive right of ownership and use of the 10 foot wide gravel road currently existing on the 1.88 acres.

C-13 The above legal description is hereby replaced with the following legal description created from a physical survey conducted by Douglas G. Gooch, AGE Engineering Services, Inc., Ky. P.L.S. #3118, dated the 15th day of July, 2022: BEGINNING at an iron pin set (5/8" x 18" rebar with aluminum cap bearing PLS-3118, as will be typical for all set corner monuments), said pin: • Being on the southern edge of right-of-way of Ogden Ridge Road • Being 30 feet south of the centerline of Ogden Ridge Road • Being the northeast corner of the lands being surveyed • Being the northwest corner of Louisville Gas and Electric Company (D.B. 132, Pg. 407) • Having Kentucky State Plane – North Zone (NAD83) coordinates of N=400617.61 E=1311019.42 • Lying near the Community of Mount Pleasant and being approximately 1.91 miles, as measured along Ogden Ridge Road from the intersection of centerlines of Ogden Ridge Road and KY Hwy 625 • Lying in Trimble County, Kentucky and being the Point of Beginning for this description; Thence leaving the right-of-way of Ogden Ridge Road and with the western boundary of Louisville Gas and Electric Company (D.B. 132, Pg. 407), S23°45’17”E – 477.04 feet to an iron pin set, said pin being on the western boundary line of said Louisville Gas and Electric Company (D.B. 132, Pg. 407) and being a northeastern corner of Louisville Gas and Electric Company (D.B. 131, PG. 720); Thence leaving the first tract of Louisville Gas and Electric Company (D.B. 132, Pg. 407) and with the second tract of Louisville Gas and Electric Company (D.B. 131, PG. 720) the following two courses: S61°50’07”W – passing an iron witness pin set at 177.61 feet and continuing an additional 4.29 feet for a total distance of 181.90 feet to a Found Wood Fence Post and N21°00’02”W – passing an iron witness pin set at 1.61 feet and continuing an additional 488.03 feet for a total distance of 489.64 feet to an iron pin set at the base of a Found Wood Fence Post, said pin being a corner of Louisville Gas and Electric Company (D.B. 131, PG. 720) and being on the southern edge of right-of-way of Ogden Ridge Road; Thence leaving the corner of Louisville Gas and Electric Company (D.B. 131, PG. 720) and with the southern edge of right-of-way of Ogden Ridge Road, N65°32’14”E – 157.85 feet to the POINT of BEGINNING and containing 1.879 acres by survey. BEING the same Property conveyed to Louisville Gas and Electric Company by Deed dated August 23, 2022, and of record in Deed Book 163, Page 199, in the Office of the Clerk of Trimble County, Kentucky.

D-1 EXHIBIT D LOUISVILLE GAS AND ELECTRIC COMPANY Generating Facilities Schedule of additional generating stations located in the Commonwealth of Kentucky 1. Undivided 44% interests in Sections 2, 3, 4 and 5 of the Community Solar Share solar generating facility located in Shelby County, Kentucky, the remaining 56% interests in such facilities being owned by Kentucky Utilities Company.